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                                                                   EXHIBIT 23(e)


                      THE ROBINSON-HUMPHREY COMPANY, INC.





                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.



          We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated the date of the Proxy Statement/Prospectus, as set forth as Exhibit C to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "the Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                             THE ROBINSON-HUMPHREY COMPANY, INC.





Atlanta, Georgia

January 12, 1996